Exhibit 5.1

A&L Goodbody Solicitors	Dublin
International Financial Services Centre	Belfast
25-28 North Wall Quay, Dublin 1	London
D01 H104	New York
T +353 1 649 2000	San Francisco
Dx: 29 Dublin | www.algoodbody.com	Palo Alto

Date	16 May 2018

Our Ref	01424577

Your Ref

Iterum Therapeutics plc

Block 2, Floor 3 Harcourt Centre

Harcourt Street

Dublin 2

Ireland

Re: Iterum Therapeutics plc (the Company)

Dear Sirs

We are acting as Irish counsel to the Company, a public limited company incorporated under the laws of Ireland (registered number 563531), in connection with the initial public offering (the Transaction) by the Company of up to 6,133,332 ordinary shares in its capital with a nominal value of US$0.01 per share (the Ordinary Shares) pursuant to a registration statement on Form S-1 (File No. 333 224582) originally filed by the Company with the U.S. Securities and Exchange Commission (the SEC) on February 2, 2018, as amended (the Registration Statement), under the Securities Act of 1933, as amended and the prospectus contained therein (the Prospectus, together with the Registration Statement, the Registration Documents).

Leerink Partners LLC, RBC Capital Markets, LLC (together the Representatives), Guggenheim Securities, LLC and Needham & Company, LLC will act as underwriters to the initial public offering (the Underwriters) as will be documented in an underwriting agreement to be entered into between the Company and the Representatives (the Underwriting Agreement, and together with the Registration Documents, the Transaction Documents).

In connection with the Opinion, we have examined and relied upon copies of:

•	the Transaction Documents;

•	a copy of the minutes of a meeting of the Board of Directors of the Company held on March 14, 2018;

•	a copy of written shareholder resolutions of the Company dated May 15, 2018; and

•	a copy of the draft resolutions of the pricing committee of the Board of Directors of the Company to be passed in substantially the same form prior to the Transaction becoming effective.

In addition, we have examined and relied upon:

•	legal searches against the Company on May 16, 2018 on the file of the Company maintained by the Registrar of Companies in Dublin, the Judgments Office of the High Court and the Central Office of the High Court (the Searches); and

PM Law • CE Gill • EM FitzGerald • JG Grennan • J Coman • PD White • VJ Power • LA Kennedy • SM Doggett • B McDermott • C Duffy • PV Maher • S O’Riordan • MP McKenna • KA Feeney M Sherlock • EP Conlon • E MacNeill • KP Allen • EA Roberts • C Rogers • G O’Toole • JN Kelly • N O’Sullivan • MJ Ward • AC Burke • D Widger • C Christle • S O’Croinin • JW Yarr • DR Baxter A McCarthy • JF Whelan • JB Somerville • MF Barr • AM Curran • A Roberts • M Dale • RM Moore • D Main • J Cahir • M Traynor • PM Murray • N Ryan • P Walker • K Furlong • PT Fahy • M Rasdale D Inverarity • M Coghlan • DR Francis • A Casey • B Hosty • M O’Brien • K Killalea • L Mulleady • K Ryan • E Hurley • G Stanley • D Dagostino • E Keane • C Clarkin • R Grey • R Lyons • J Sheehy • C Morrissey C McLoughlin • C Carroll • SE Carson • P Diggin • J Williams • A O’Beirne • MD Cole • G Conheady • J Dallas • SM Lynch • M McElhinney • C Owens

Consultants: SW Haughey • Professor JCW Wylie • AF Browne • MA Greene • AV Fanagan • JA O’Farrell • IB Moore

•	such other corporate records of the Company as we have deemed necessary as a basis for the opinions hereinafter expressed.

Terms not defined herein shall have the meaning respectively assigned to them in the Transaction Documents.

1	Opinion

Subject to the below qualifications and assumptions and to any matters not disclosed to us, we are of the opinion that the issue of the Ordinary Shares, in accordance with the terms of the Registration Statement and the Prospectus, has been duly authorised by all necessary corporate action of the Company and on the allotment and issuance of the Ordinary Shares and the subscription and payment therefor by the relevant subscribers in the manner contemplated by the Registration Statement, the Prospectus and the Underwriting Agreement, the Ordinary Shares will be validly issued, fully paid and non-assessable (which term, when used herein, means that no further sums are required to be paid in connection with the issue of the Ordinary Shares by the holders thereof).

2	Assumptions

For the purposes of giving this Opinion we have assumed:

2.1	the authenticity of all documents submitted to us as originals and the completeness and conformity to the originals of all copies of documents of any kind furnished to us;

2.2	that the copies produced to us of minutes of meetings and/or of resolutions are true copies and correctly record the proceedings of such meetings and/or the subject-matter which they purport to record and that any meetings referred to in such copies were duly convened and held and that all resolutions set out in such minutes were duly passed as described in such minutes and remain in full force and effect;

2.3	the genuineness of the signatures and seals on all original and copy documents which we have examined;

2.4	the truth and accuracy as to factual matters of the contents of the corporate certificate of the Secretary of the Company dated the date of this Opinion;

2.5	that there are no agreements or arrangements in existence which in any way amend or vary the terms of the Transaction;

2.6	the accuracy and completeness of all information appearing on public records;

2.7	the accuracy and completeness of the information disclosed in the Searches and that such information is accurate as of the date of this opinion and has not since the time of such search or enquiry been altered;

2.8	that there has been no alteration in the status or condition of the Company as disclosed by the Searches;

2.9	the absence of fraud on the part of the Company and its respective officers, employees, agents and advisers and that the Company has entered into the Transaction in good faith, for its legitimate business purposes, for good consideration, and that it derives commercial benefit from the Transaction commensurate with the risks undertaken by it in the Transaction;

2.10	that any Ordinary Shares offered under the Registration Statement will be in consideration of the receipt by the Company prior to the issue of the Ordinary Shares pursuant thereto of either cash or the release of a liability of the Company for a liquidated sum, at least equal to the nominal value of such Ordinary Shares and any premium required to be paid up on the Ordinary Shares pursuant to their terms of issue;

2.11	that all securities issued and sold under the Registration Statement will be issued and sold in compliance with all applicable laws (other than Irish law), including applicable federal and state securities laws, in the manner stated in the Registration Statement and the appropriate prospectus supplement;

2.12	that the Underwriting Agreement will have been duly authorised and validly executed and delivered by the Company and the other parties thereto;

2.13	that, at the time of issue of the Ordinary Shares, the authority of the Company and the directors of the Company to issue the Ordinary Shares, as provided for in the Irish Companies Act 2014 (the Companies Act) and the Constitution of the Company, is in full force and effect;

2.14	that the issue of the Ordinary Shares will be in compliance with the Companies Act, the Irish Takeover Panel Act, 1997, Takeover Rules 2013, and all other applicable Irish company, takeover, securities, market abuse, insider dealing laws and other rules and regulations;

2.15	that, as at the time of the issuance of the Ordinary Shares, such issuance shall not be in contravention or breach of any agreement, undertaking, arrangement, deed or covenant affecting the Company or to which the Company is a party or otherwise bound or subject; and

2.16	that the Registration Documents do not constitute (and are not intended/required to constitute) a prospectus within the meaning of Part 23 of the Companies Act and that no offer of securities to the public is made, or will be made, that required the publication of a prospectus pursuant to Irish prospectus law in general, or in particular pursuant to the Prospectus (Directive 2003/71/EC) Regulations 2005 of Ireland (as amended).

In rendering this Opinion we have confined ourselves to matters of Irish law. We express no opinion on any laws other than the laws of Ireland (and the interpretation thereof) in force as at the date hereof. This Opinion speaks only as of its date. We are not under any obligation to update this Opinion from time to time, nor to notify you of any change of law, facts or circumstances referred to or relied upon in the giving of this Opinion.

This Opinion is given solely for the benefit of the addressee of this Opinion and may not be relied upon by any other person without our prior written consent, provided, however, that it may be relied upon by persons entitled to rely on it pursuant to applicable provisions of US federal securities laws.

This Opinion is also strictly confined to the matters expressly stated herein and is not to be read as extending by implication or otherwise to any other matter.

We hereby consent to the filing of this Opinion with the SEC as an exhibit to the Registration Statement and any amendments thereto and to the use of our name therein under the caption “Legal Matters”.

The Opinion is governed by and construed in accordance with the laws of Ireland.

Yours faithfully

/s/ A&L Goodbody

3